Exhibit 3.65

CHARTER

OF

EFS TRANSPORTATION SERVICES, INC.

ARTICLE I
Corporate Name

The name of the corporation is EFS Transportation Services, Inc. (the “Corporation”).

ARTICLE II
Registered Office and Agent

The street address and zip code of the Corporation’s initial registered office are 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38118. The name of the Corporation’s initial registered agent at its registered office is William E. Lucado.

ARTICLE III

Principal Office

The street address and zip code of the Corporation’s initial principal office are 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38118.

ARTICLE IV
Purpose and Powers

The purpose and purposes for which the Corporation is organized are to engage in any lawful business for which corporations may be incorporated pursuant to the laws of the State of Tennessee. The Corporation shall have all the powers of a corporation organized under such laws. The Corporation is for profit.

ARTICLE V

Capital Stock

The total number of shares of capital stock which the Corporation has authority to issue is 1,000 shares of common stock, no par value. Shares may be issued from time to time as authorized by the board of directors without the approval of the Corporation’s shareholders. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share established therefor by the board of directors. The consideration for the shares, other than cash, shall be determined by the board of directors in accordance with the provisions of the Tennessee Business Corporation Act. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

ARTICLE VI
Preemptive Rights

The shareholders shall have preemptive rights.

ARTICLE VII
Acquisition of Shares

The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine, subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law. Shares so acquired shall constitute authorized but unissued shares.

ARTICLE VIII
Shareholder Meetings; No Cumulative Voting

(A)          A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Where voting is by voting group, a majority of the votes entitled to be cast on any matter by each voting group constitutes a quorum of each such voting group for action on that matter. If less than a majority of such shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

(B)           Special meetings of shareholders may be called at any time, but only by the board of directors or a committee of the board of directors that has been duly designated by the board of directors, or by the President.

(C)           There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation or in any other matters requiring shareholder vote or approval.

ARTICLE IX
Directors

The number of directors of the Corporation shall be such number not less than three or more than nine, as shall be determined in accordance with the bylaws, provided that no action shall be taken to decrease or increase the number of directors unless at least two-thirds of the directors then in office shall concur in said action. Directors shall serve for one year or until their successor has been duly elected or appointed and shall have qualified. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled only by a vote of at least two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the next meeting of shareholders at which directors are elected.

ARTICLE X
Removal of Directors

Notwithstanding any other provision of this Charter or of the Bylaws of the Corporation, no director of the Corporation may be removed at any time unless for cause and upon the affirmative vote of the holders of at least 66% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for the purpose, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is the removal of directors.

ARTICLE XI
Elimination of Directors’ Liability

Directors of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, provided that this Article XI shall not eliminate or limit liability of a director (A) for any breach of the director’s duty of loyalty to the Corporation or its shareholders; (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; or (C) for unlawful distributions under the Tennessee Business Corporation Act.

If the Tennessee Business Corporation Act or other Tennessee law is amended or enacted to permit further elimination or limitation of the personal liability of directors of Tennessee corporations, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or such other Tennessee law. Any repeal or modifications of this Article XI or subsequent amendment of the Tennessee Business Corporation Act or enactment of other Tennessee law shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modifications or amendment.

ARTICLE XII

Indemnification

(A)  Except as provided in Section (B) of this Article XII, the Corporation shall indemnify a director or officer who is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (“proceeding”), because he is or was a director or officer against liability incurred in such proceeding if (1) he conducted himself in good faith; (2) he reasonably believed, in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation’s best interest and, (b) in all other cases, that his conduct was at least not opposed to its best interests; and, (3) in the case of any criminal proceeding, he had no reasonable cause to believe this conduct was unlawful.

The Corporation shall further indemnify any director and any officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

(B)  The Corporation shall not indemnify a director or officer in connection with a proceeding by or in the right of the Corporation in which the director or officer was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(C)  The Corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if (1) the director or officer furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section (A) of this Article XII; (2) he provides the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it ultimately determined that he is not entitled to indemnification (such authority shall be an unlimited general obligation of the director of officer, but need not be secured and may be accepted by the Corporation without reference to financial ability to make repayment); and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article XII.

(D)  The Corporation may not indemnify a director or officer hereunder unless authorized in the specific case after a determination has been made that indemnification of the director or officer is permissible in the circumstances because he has met the standard set forth in Section (A) of this Article XII. The determination shall be made.

(1)                                  By the Board of Directors of the Corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2) If a quorum cannot be obtained under Subsection (1) of this Section, by majority vote of a committee duly designated by the Board of Directors of the Corporation (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3)                                  By independent special legal counsel;

(a)                                  Selected by the Board of Directors or its committee in the manner prescribed in Subsections (1) or (2) of this Section;

(b)                                 If a quorum of the Board of Directors cannot be obtained under Subsection (1) of this Section and a committee cannot be designated under Subsection (2) of this Section, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

(4)                                  By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(E)  Authorization of indemnification and evaluation that indemnification is permissible shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (3) of this Section to select counsel.

(F)  The Corporation may indemnify and advance expenses to an employee or agent of the Corporation who is not a director or officer to the same extent as a director or officer hereunder.

(G)  The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising

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from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same liability hereunder.

(H)  It is the intention of this Article XII to provide for indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act, and this Article XII shall be interpreted accordingly. If this Article XII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, including an action by or in the right of Corporation, to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the full extent permitted by applicable law. If the Tennessee Business Corporation Act is amended or other Tennessee law is enacted to permit further or additional indemnification of a director, officer, employee or agent of the Corporation, then the indemnification of such director, officer, employee or agent shall be to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or such other Tennessee law.

ARTICLE XIII
Incorporator

The name, address and zip code of the Corporation’s incorporator are R. Nash Neyland, Copeland, Cook, Taylor & Bush, P.A., 200 Concourse, Suite 200, 1062 Highland Colony Parkway, Ridgeland, Mississippi 39158 and P.O. Box 6020, Ridgeland, Mississippi 39157 (mail).

ARTICLE XIV

Initial Directors

The names of the individuals who are to serve as initial directors of the Corporation until the first meeting of shareholders are Dan M. Palmer, Edward A. Labry, III and William E. Lucado. The address of each initial director is 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38118.

ARTICLE  XV
Amendment of Bylaws

To the extent permitted by the Tennessee Business Corporation Act, the Board of Directors of the Corporation is expressly authorized to repeal, alter, amend or rescind the Bylaws of the Corporation by vote of a majority of the members of the Board of Directors at a legal meeting held in accordance with the Bylaws. Notwithstanding any other provision of this Charter or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws may also be repealed, altered, amended or rescinded by the shareholders of the Corporation only by vote of at least 66% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).

Article XVI
Amendment of Charter

The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Charter in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VIII, IX,

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X, XI, XII, and XV of these Articles and this Article XVI may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders at least 66% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting); except that such repeal, alteration, amendment or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a majority of the directors.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Tennessee Business Corporation Act, does make this Charter, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand(s) as of this 18th day of August, 2000.

/s/ R. Nash Neyland
R. Nash Neyland
Incorporator